UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                AMENDMENT NO. 2

                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ESSENSE WATER, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       2080              27-0265042
      ------                       ----              ----------
 (State or Other           (Primary Standard       (IRS Employer
  Jurisdiction of              Industrial          Identification
 Incorporation or            Classification            Number)
   Organization)                 Number)

                               4327 S Pittsburg
                          Spokane, Washington 99203
                       (509)995-2433/(509)448-4956 FAX
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Mr. Jeffrey Nichols, Esq
                              811 6th Avenue
                           Lewiston, Idaho 83501
                      (415)314-9088/(800)219-4345 FAX
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ?

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

  Large accelerated filer  [ ]              Accelerated Filer         [ ]
  Non-accelerated filer    [ ]              Smaller reporting company [X]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

===========================================================================

                               EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (SEC File No. 333-180978) of Essense Water, Inc. is being filed solely for the purpose of evidencing certain exhibits as indicated in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the Prospectus that forms a part of this Registration Statement. Accordingly, a preliminary prospectus has been omitted.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

                                                                 Amount(1)
Item
   SEC Registration Fee                                          $      27
   Transfer Agent Fees                                               1,500
   Legal Fees                                                        1,000
   Accounting Fees                                                   1,000
   Printing Costs                                                      473
                                                                     -----

   TOTAL                                                         $   4,000

(1) All amounts are estimates, other than the SEC registration fee.

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation and Bylaws provide that it shall indemnify its officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. It is possible that one of our officers or directors could take the position that this duty on the Company's behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to the Company's directors, officers, and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   RECENT SALES OF UNREGISTERED SECURITIES

On May 29, 2009, the Company sold 12,000,000 restricted shares of common stock to Kevin Nichols for $2,000 cash under an exemption contained in
Section 4(2) of the Securities Act of 1933. At the time of the issuance, Mr. Nichols, the founder, had fair access to and was in possession of all available material information about the Company, as the sole officer and director of the Company. This issuance was offered only to the founder and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The founder is sophisticated in investing. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

                                   EXHIBITS

 Exhibit No.        Description
 -----------        -----------
    3.1*           Articles of Incorporation
    3.2*           By-Laws of the Registrant
    5.1*           Opinion and Consent of Jeffrey Nichols, Esq.
   23.1*           Consent of Seale and Beers, CPA's

   101.ins*      XBRL Instance
   101.sch*      XBRL Schema
   101.cal*      XBRL Calculation
   101.def*      XBRL Definition
   101.lab*      XBRL Label
   101.pre*      XBRL Presentation

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of this Amendment No. 2 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Spokane, Washington on June 7, 2012.


                                   ESSENSE WATER, INC.

                                   By: /s/ Kevin Nichols
                                       -----------------
                                           Kevin Nichols
                                           President, Chief Executive Officer




Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated:

       SIGNATURE                       TITLE                       DATE

   /s/ Kevin  Nichols    President, Chief Executive Officer    June 7, 2012
       --------------            and Director
       Kevin Nichols      (principal executive officer,
                            chief financial officer,
                            principal financial and
                            accounting officer,
                            chairman and sole director)